                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of St. Mary Land
& Exploration Company for the year ended December 31, 2004. We hereby further consent to the use of information contained in our reports, as of
January 1, 2005, 2004 and 2003 setting forth the estimates of revenues from St.
Mary Land & Exploration Company's oil and gas reserves. We further consent to the incorporation by reference thereof into St. Mary Land & Exploration
Company's Post-Effective Amendment No. 1 to Registration Statement Nos.
333-30055, 333-35352, 333-88780, and 333-106438 on Form S-8 and Registration
Statement Nos. 033-61850 and 333-58273 on Form S-8, and Registration Statement
No. 333-88712 on Form S-3.

                                       Very truly yours,

                                       /S/ RYDER SCOTT COMPANY, L.P.

                                       RYDER SCOTT COMPANY, L.P.

Denver, Colorado,
February 23, 2005